UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2026

Blackstone Private Real Estate Credit and Income Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01853	33-6657275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue New York, NY	10154
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 583-5000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02. Unregistered Sales of Equity Securities.
As of May 1, 2026, Blackstone Private Real Estate Credit and Income Fund (the “Company”) sold unregistered common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) (with the final number of Common Shares being determined on May 21, 2026) pursuant to a subscription agreement entered into with the participating investors. The offer and sale of the Common Shares was exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder and/or Regulation S under the Securities Act. The following table details the Common Shares sold:

Date of Unregistered Sale	Amount of Common Shares	Consideration

As of May 1, 2026 (number of Common Shares finalized on May 21, 2026)	382,995	$10,000,000

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE REAL ESTATE CREDIT AND INCOME FUND

Date: May 26, 2026	By:	/s/ William Renahan
	Name:	William Renahan
	Title:	Chief Compliance Officer and Secretary